Exhibit 99.1

News

American Mortgage Acceptance Company Names Donald J. Meyer Chief Executive Officer

Former CEO, Larry Duggins, Retires to Academia

NEW YORK--(BUSINESS WIRE)--June 12, 2008--American Mortgage Acceptance Company ("AMAC" or the "Company") (AMEX:AMC) today announced the Board of Trustees has named Donald J. Meyer Chief Executive Officer of the Company and elected Mr. Meyer to the Board of Trustees effective July 1, 2008. J. Larry Duggins, former CEO of AMAC and trustee of the Board, will retire effective June 30, 2008 to attend divinity school at Southern Methodist University and devote his time to helping launch non-profit youth-oriented foundations. The Board accepted Mr. Duggins' resignation as a trustee and an officer. Mr. Meyer will continue serving as an Executive Managing Director and Chief Investment Officer at Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC) and AMAC's manager.

In the interest of preserving the Company's capital, AMAC's Board of Trustees did not declare a dividend on the Company's 7.25% Series A Cumulative Convertible Preferred Shares and common shares for the second quarter of 2008.

Annual Shareholders Meeting

At the AMAC's annual shareholders meeting held on Wednesday, June 11, 2008, the following proposals were approved by the Company's shareholders:

•
The election of Jeff T. Blau, George P. Jahn, Harry Levine, Stanley R. Perla, Scott M. Mannes, Marc D. Schnitzer to the Company's Board of Trustees, each for a term of one year; J. Larry Duggins was also approved to the Company's Board of Trustees but his term will end with his retirement on June 30, 2008;

•	The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

About AMAC

AMAC is a real estate investment trust that specializes in originating and acquiring mortgage loans and other debt instruments secured by multifamily and commercial properties throughout the United States. AMAC invests in mezzanine, construction and first mortgage loans, subordinated interests in first mortgage loans, bridge loans, subordinate commercial mortgage backed securities, and other real estate assets. For more information, please visit our website at http://www.americanmortgageco.com or contact the Corporate Communications Department directly at (800) 831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission and include, among others, risks related to current liquidity which include, but are not limited to: market volatility for mortgage products; and the availability of financing for our investments; risks associated with the repurchase agreements we utilize to finance our investments and the ability to raise capital; risks associated with Collateral Debt Obligation ("CDO") securitization transactions, which include, but are not limited to: the inability to acquire eligible investments for a CDO issuance; interest rate fluctuations on variable-rate swaps entered into to hedge fixed-rate loans; the inability to find suitable replacement investments within reinvestment periods; and the negative impact on our cash flow that may result from the use of CDO financings with over-collateralization and interest coverage requirements; risks associated with investments in real estate generally and the properties which secure many of our investments; risks of investing in non-investment grade commercial real estate investments; general economic conditions and economic conditions in the real estate markets specifically, particularly as they affect the value of our assets and the credit status of our borrowers; dependence on our Advisor for all services necessary for our operations; conflicts which may arise among us and other entities affiliated with our Advisor that have similar investment policies to ours; and risks associated with the failure to qualify as a REIT. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

CONTACT: American Mortgage Acceptance Company
Hande Tuney, Investor Relations, 800-831-4826

SOURCE: American Mortgage Acceptance Company